FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                 Date of Report: June 18, 1998

                           PIONEER RAILCORP
     (Exact name of registrant as specified in its charter)



        IOWA                             33-6658-C              37-116131
(State of Incorporation)       (Commission File No.)    (IRS Employer ID No.)



1318 S. JOHANSON ROAD, PEORIA, ILLINOIS                          61607
(Address of principal executive offices)                      (zip code)


Registrant's telephone number, including area code:    (309) 697-1400



Item 5. Other Events.

The City of Rochelle, Illinois, which owns the mainline trackage operated by Rochelle Railroad Co. (RRCO), has obtained common carrier authority to operate the line. The City began joint operations on June 9, 1998, using Total Logistics Control, one of the on-line shippers, as its contractor.
It is anticipated that within a short period of time rail shipments to and from the Total Logistics Control facility will be handled by the city and not RRCO. TLC's traffic represents approximately 75% of the business on the line. The RRCO anticipates it will continue to handle traffic for the other two customers on the line. The loss of the Total Logistics Control business will have a significant negative impact on RRCO revenue and operating income and subsequently the operating revenue, operating income and net income of the consolidated operating results of Pioneer Railcorp, the parent company of the RRCO.

In 1997, the Rochelle Railroad Co. generated $408,000 in revenue and $250,000 of operating income. In the first quarter 1998, the Rochelle Railroad Co. generated $155,000 of operating revenue and $95,000 of operating income.




SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





PIONEER RAILCORP
(Registrant)



       06/18/98                 /S/Guy L. Brenkman
        DATE                    GUY L. BRENKMAN
                                PRESIDENT & CEO




       06/18/98                 /s/J. Michael Carr
       DATE                     J. MICHAEL CARR
                                TREASURER & CHIEF
                                FINANCIAL OFFICER